Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE Comcast Corporation One Comcast Center Philadelphia, PA 19103 www.comcastcorporation.com

COMCAST ANNOUNCES SUPERIOR CASH PROPOSAL FOR SKY

LONDON and PHILADELPHIA, PA – February 27, 2018 – Comcast Corporation (Nasdaq: CMCSA) today published a Rule 2.4 announcement (under the City Code On Takeovers And Mergers (the “Code”)) regarding a possible offer which is a superior cash proposal to acquire Sky. Sky is a leading consumer entertainment company in Europe, providing exceptional entertainment and communications services primarily in the UK, Germany, and Italy.

Comcast’s announcement of a superior cash proposal of £12.50 per share represents a 16% increase in value over the existing 21st Century Fox offer for Sky. Comcast’s superior cash proposal implies an equity value of $31bn (£22bn) for Sky.

A combination would bring attractive financial benefits to Comcast shareholders, and is expected to be accretive to Comcast’s free cash flow per share in year one.

“We think Sky is an outstanding company. It has 23 million customers and leading positions in the UK, Italy, and Germany. Sky has been a consistent innovator in its use of technology to deliver a fantastic viewing experience and has a proud record of investment in news and programming. It has great people and a very strong and capable management team,” said Brian L. Roberts, Chairman and CEO of Comcast Corporation.

Roberts added, “Comcast intends to use Sky as a platform for growth in Europe. We already have a strong presence in London through our NBCUniversal international operations, and we intend to maintain Sky’s UK headquarters. Adding Sky to the Comcast family of businesses will increase our international revenues from 9% to 25% of Company revenues.”

The acquisition would enhance the entertainment, distribution, and technology leadership of Comcast, and importantly expand Comcast’s international footprint to more effectively compete in the rapidly changing and intensely competitive entertainment and communications landscape. The combined business would create compelling opportunities for growth and innovation.

Investor Conference Call Details

Comcast will host two conference calls with the financial community today, February 27, 2018. The conference calls and related materials will be broadcast live and posted on its Investor Relations website at www.cmcsa.com. Details for the calls are as follows:

U.K. Investor Conference Call

Time:	4 a.m. Eastern Time (9 a.m. UK Time)
Webcast Link:	www.cmcsa.com
United States:	+1 (855) 857-0686
United Kingdom:	+44 (0) 800 358 9473
Conference ID:	84364746

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FOR IMMEDIATE RELEASE

Replay of U.K. Investor Call

United States:	+1 (844) 307-9361
United Kingdom:	+44 (0) 800 358 2049
Conference ID:	30222497
Webcast Link:	www.cmcsa.com

U.S. Investor Conference Call

Time:	8 a.m. Eastern Time (1 p.m. UK Time)
Webcast Link:	www.cmcsa.com
United States:	+1 (855) 857-0686
United Kingdom:	+44 (0) 800 358 9473
Conference ID:	83986596

Replay of U.S. Investor Call

United States:	+1 (844) 307-9361
United Kingdom:	+44 (0) 800 358 2049
Conference ID:	301222500
Webcast Link:	www.cmcsa.com

About Comcast Corporation

Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company with two primary businesses, Comcast Cable and NBCUniversal. Comcast Cable is one of the nation’s largest video, high-speed internet, and phone providers to residential customers under the XFINITY brand, and also provides these services to businesses. It also provides wireless and security and automation services to residential customers under the XFINITY brand. NBCUniversal operates news, entertainment and sports cable networks, the NBC and Telemundo broadcast networks, television production operations, television station groups, Universal Pictures and Universal Parks and Resorts. Visit www.comcastcorporation.com for more information.

Investor and Press Contacts:

Comcast Corporation
John Demming (Media)	Tel +1 (215) 286-8011
Jason Armstrong (Investors)	Tel +1 (215) 286-7972

Tulchan Communications
Andrew Grant / Tom Murray / James Macey-White /	Tel +44 (0) 207 353 4200
Graeme Wilson CBE

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The information included in this document may contain statements which are, or may be deemed to be, "forward looking statements". Such forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which Comcast Corporation and Sky plc and their respective associated companies will operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

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FOR IMMEDIATE RELEASE

The forward looking statements contained in this document may relate to the financial position, business strategy, plans and objectives of management for future operations of Comcast Corporation and Sky plc and their respective associated companies, and other statements other than historical facts. In some cases, these forward looking statements can be identified by the use of forward looking terminology, including the terms "believes", "estimates", "plans", "prepares", "anticipates", "expects", "is expected to", "is subject to", "budget", "scheduled", "forecasts", "intends", "may", "will" or "should" or their negatives or other variations or comparable terminology. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward looking statements should therefore be construed in the light of such factors. Neither Comcast Corporation nor any of its associates, directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward looking statements in this document will actually occur. Given these risks and uncertainties, you should not place any reliance on forward looking statements, which speak only as of the date of the relevant document. Comcast Corporation expressly disclaims any obligation or undertaking to update or revise any forward-looking statement (except to the extent legally required).

Unless expressly stated otherwise, no statement contained or referred to in this document is intended to be a profit forecast or profit estimate.

Important information for U.S. Sky shareholders

Sky is a public limited company incorporated in England. If an offer is made for Sky, it would be made in the United States in compliance with the applicable U.S. tender offer rules under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), including Regulation 14E thereunder, and otherwise in accordance with the requirements of English law. Accordingly, any offer will be subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the offer timetable, settlement procedures and timing of payments that are different from those applicable under U.S. domestic tender offer law and practice. Sky’s financial information, including any included in any offer documentation, will not have been prepared in accordance with U.S. GAAP, or derived therefrom, and may therefore differ from, and not be comparable with, financial information of U.S. companies.

Comcast and its affiliates or brokers (acting as agents for Comcast or its affiliates, as applicable) may from time to time, and other than pursuant to any offer for Sky that is commenced, directly or indirectly, purchase, or arrange to purchase outside the United States, shares in Sky or any securities that are convertible into, exchangeable for or exercisable for such shares before or during the period in which any offer remains open for acceptance, to the extent permitted by, and in compliance with, Rule 14e-5 under the U.S. Exchange Act and in compliance with the Code. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Information about any such purchases or arrangements to purchase that is made public in accordance with English law and practice will be available to all investors (including in the United States) via the Regulatory News Service on www.londonstockexchange.com.

If any offer for Sky is consummated, the transaction may have consequences under U.S. federal income tax and applicable U.S. state and local, as well as foreign and other, tax laws for Sky shareholders. Each shareholder is urged to consult his or her independent professional adviser regarding the tax consequences of any offer.

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FOR IMMEDIATE RELEASE

Not for release, publication or distribution, directly or indirectly, in whole or in part in, into or from any jurisdiction where to do so would constitute a violation of the relevant laws or regulations of that jurisdiction.

This announcement is not an announcement of a firm intention to make an offer under Rule 2.7 of the City Code on Takeovers and Mergers (the “Code”) and there can be no certainty that an offer will be made.

This announcement is not intended to and does not constitute an offer to buy or the solicitation of an offer to subscribe for or sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction.

In accordance with Rule 26.1 of the Code, a copy of this announcement will be available (subject to certain restrictions relating to persons resident in restricted jurisdictions) on Comcast’s website at www.comcastcorporation.com. The content of this website is not incorporated into, and does not form part of, this announcement.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person's interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

FOR IMMEDIATE RELEASE

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel's website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel's Market Surveillance Unit on +44 (0) 20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.